CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-34458 and 33-54937) and in the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59443) of Integrated Device Technology, Inc. of our report dated April 21, 1995 appearing under Item 8 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
San Jose, California
May 24, 1995